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EXHIBIT 99.1


 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ACCORDINGLY, NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO
  (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                    DIGITAL CREATIVE DEVELOPMENT CORPORATION


                               15% PROMISSORY NOTE



$350,000                                               DATE:  SEPTEMBER 18, 2003

FOR VALUE RECEIVED, the undersigned, Digital Creative Development Corporation (the "Payor"), having its principal place of business at 200 East 82nd Street, New York, NY 10028, hereby promises to pay to: International Microcomputer Software, Inc., the ("Payee") having an address at 75 Rowland Way, Novato, CA at the Payee's address set forth herein above, or at such other place as the Payee shall hereafter specify in writing, the principal sum of THREE HUNDRED AND FIFTY THOUSAND and 00/100 DOLLARS ($350,00.00). Principal and interest shall be payable in one payment due by September 25, 2004. Such principal amount and interest shall be payable not later than 12:00 o'clock noon, New York City time, on the date when due, in such currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in funds immediately available at such payment office.

         1. INTEREST AND PAYMENT.

              1.1. The principal amount hereof outstanding from time to time shall bear simple interest (computed on the basis of a 360 day year, using the number of days actually elapsed) from the date hereof at the annual rate of 15% until the Maturity Date.

              1.2 If any payment under this Note becomes due on a Saturday, Sunday or any other day on which banks in New York City are required or permitted to be closed then such payment shall be made on the next succeeding day which is not a Saturday, Sunday, or any day on which such banks are required or permitted to be closed and any principal amount due shall continue to bear interest until such payment is made.

              1.3 Payment of principal and interest shall be satisfied in whole or in part under the following:


         2. PREPAYMENT.

              At the option of the Payor, this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium. Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

         3. Security.

              The obligation shall be secured by 400,000 shares of restricted common stock of International Microcomputer Software, Inc. ("Payee") currently held by Payor. Such security shall be evidenced by a Pledge and Security Agreement executed contemporaneously herewith.

         4. EVENTS OF DEFAULT.

              Payor shall be deemed to be in default hereunder (an "Event of Default") at the option of Payee, upon the occurrence of any of the following events:


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              4.1 The failure of the Payor to make payment, when due, of the principal of and accrued interest on this Note; or

              4.2 The Payor's insolvency, assignment for the benefit of creditors, application for, or appointment of a receiver or trustee (or other similar official) of the Payor, admission in writing that the Payor cannot pay its debts as they become due or filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing, as the case may be; or

              4.3 The default in the due observance or performance of any covenant, condition or agreement on the part of the Payor to be observed or performed pursuant to the terms and provisions of the Note (other than the payment provisions) and such default shall continue for thirty (30) days after written notice thereof, specifying such default, shall have been given to Payor by Payee; or

              4.4 The sale by Payor of all or substantially all of its assets or the merger or consolidation by the Payor with or into another corporation, except for: (i) mergers or consolidations where Payor is the surviving entity or where the surviving entity expressly accepts and assumes the obligations under this Note and (ii) mergers for the purpose of reincorporating in another jurisdiction; or

              4.5 An Event of Default under the terms of the Pledge and Security Agreement of even due herewith.

         5. UNCONDITIONAL OBLIGATION: FEES, WAIVERS, OTHER.

              5.1 The obligation to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, recission, recoupment or adjustment whatsoever.

              5.2 Payor agrees to pay after an Event of Default, on demand, all reasonable cost and expenses paid or incurred by Payee in seeking to collect this Note, including, without limitation, reasonable attorney's fees and disbursements paid or incurred by Payee.

              5.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor preclude any other or further exercise thereof or the exercise of any other right or remedy.

              5.4 This Note may not be modified or discharged (other than by payment of this Note), except by a writing duly executed by the Payor and Payee.

              5.5 The Payor hereby expressly waives demand, presentment for payment, notice of nonpayment, notice of dishonor, protest and notice of protest with respect to this Note.

         6. SUITS FOR ENFORCEMENT OF REMEDIES.

              If any one or more Events of Default shall occur and be continuing, the Payee may bring an action to protect and enforce Payee's rights either by specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Payee. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statue or otherwise.

         7. RESTRICTION ON TRANSFER.


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              By its acceptance of this Note the Payee acknowledges that this
Note has not been registered or qualified under the securities laws of the United States of America or any state thereof. By its acceptance of the Note the Payee acknowledges and represents that this Note has been acquired for investment and, even if this Note is subsequently amended to be negotiable, no interest in this Note may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Payee reasonably satisfactory to the Payor that such registration and qualification are not required.

         8.   MISCELLANEOUS.

              8.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

              8.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

              8.3 This Note and the obligations of the Payor and the rights of the Payee shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law principles.

              8.4 This Note shall bind the Payor and its successors and assigns.



DIGITAL CREATIVE DEVELOPMENT CORPORATION

Date: September 18, 2003

/s/ GEARY HERMAN
-------------------------
Geary Herman
Chief Executive Officer